UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2023

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

155 Arlington St.,
Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

3109 W 50th St., #207, Minneapolis, MN 55410
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SPEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SPECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Domestication and Transactions

As previously announced, Spectaire Holdings Inc., a Delaware corporation (formerly known as Perception Capital Corp. II) (the “Company”), previously entered into that certain Agreement and Plan of Merger, dated as of January 16, 2023 (the “Merger Agreement”), with Perception Spectaire Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of PCCT (“Merger Sub”), and Spectaire Inc., a Delaware corporation (“Legacy Spectaire”), pursuant to which, on October 19, 2023, Merger Sub merged with and into Legacy Spectaire, with Legacy Spectaire surviving the merger as a wholly owned subsidiary of New Spectaire (the “Business Combination” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

On October 16, 2023, the Company effected a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under the General Corporation Law of the State of Delaware (the “DGCL”), as amended, pursuant to which the Company’s jurisdiction of incorporation changed from the Cayman Islands to the State of Delaware (the “Domestication”). In connection with the Domestication, (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and each then issued and outstanding Class B ordinary share, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”), (ii) each issued and outstanding warrant to purchase one Class A Ordinary Share (“Cayman Warrant”) converted automatically into a warrant to acquire one share of Common Stock (“Warrant”) pursuant to the Warrant Agreement, dated as of October 27, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, and (iii) each issued and outstanding unit of the Company, consisting of one Class A Ordinary Share and one-half of one Cayman Warrant, was cancelled and entitled the holder thereof to one share of Company Common Stock and one-half of one Warrant.

Upon effectiveness of the Domestication, the Company changed its name from “Perception Capital Corp. II” to “Spectaire Holdings Inc.”, filed a certificate of incorporation (the “Company Charter”) with the Secretary of State of Delaware and adopted bylaws (the “Company Bylaws” and, together with the Company Charter, the “Company Organizational Documents”) under the DGCL. The material terms of each of the Company Organizational Documents and the general effect upon the rights of holders of the Company Common Stock and Company Warrants are included in the definitive proxy statement/prospectus, dated September 29, 2023 and filed with the United States Securities and Exchange Commission (the “Proxy Statement/Prospectus”), under the sections entitled “Proposal No. 3—The Organizational Documents Proposal” beginning on page 109, “Comparison of Corporate Governance and Shareholder Rights” beginning on page 249 and “Description of Securities of NewCo” beginning on page 251, which are incorporated herein by reference.

As previously announced, on October 4, 2023, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”) to cover working capital requirements of the Company prior to the consummation of the Business Combination (the “Polar Subscription Agreement”). Pursuant to the terms and subject to the conditions of the Polar Subscription Agreement, Polar agreed to contribute up to $650,000 to the Company (the “Capital Contribution”). In consideration of the Capital Contribution, the Company agreed to issue 0.9 shares of Common Stock for each dollar of the Capital Contribution. Accordingly, at closing of the Business Combination, the Company issued 585,000 shares of Common Stock to Polar. Upon certain events of default under the Subscription Agreement, PCCT shall issue to Polar 0.1 shares of Common Stock (“Default Shares”) for each dollar of the Capital Contribution funded as of the date of such default, and for each month thereafter until such default is cured, subject to certain limitations provided for therein.

In connection with the Company’s entry into the Polar Subscription Agreement, Perception Capital Partners II LLC (the “Sponsor”) delivered to the Company a letter agreement to facilitate the Company’s fundraising efforts (the “Sponsor Letter Agreement”). Pursuant to the Sponsor Letter Agreement, the Sponsor agreed to forfeit for cancellation (i) 585,000 Class B Ordinary Shares concurrently with the closing of the Business Combination and (ii) following the closing of the Business Combination, the number of shares of Common Stock equal to the number of Default Shares, if any, issued by the Surviving Entity to Polar in accordance with the Subscription Agreement.

As previously announced, on October 11, 2023, the Company entered into a private placement subscription agreement (the “PIPE Subscription Agreement”) with Dr. Jörg Mosolf (the “PIPE Investor”), pursuant to which the PIPE Investor agreed to subscribe for newly-issued shares of Common Stock (the “PIPE Shares”), with an aggregate purchase price of $3,500,000. On October 19, 2023, concurrently with the closing of the Business Combination, the PIPE Investor closed on the purchase of 50,000 PIPE Shares at a price of $10.00 per share, for an aggregate purchase price of $500,000 (the “PIPE Investment”). Pursuant to the PIPE Subscription Agreement, within two years following the Closing, the PIPE Investor will purchase additional PIPE Shares in one or multiple subsequent closings for a purchase price per share of $10.00 (subject to as described in the PIPE Subscription Agreement) for an aggregate purchase price of $3,000,000 (the “Additional Investments”). The purchase and sale of the PIPE Shares in the Additional Investments is conditioned upon typical conditions for transactions of this type. The PIPE Shares issued and sold in the PIPE Investment and to be issued and sold in the Additional Investments pursuant to the PIPE Subscription Agreement have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) and have been and will be issued in reliance on the availability of an exemption from such registration.

As previously announced, on March 31, 2023, Legacy Spectaire, as borrower, entered into a Loan Agreement with Arosa Multi-Strategy Fund LP (“Arosa”), as lender, providing for a term loan in a principal amount not to exceed $6.5 million (the “Loan Agreement”), comprised of $5.0 million in cash of which (a) $2.0 million was funded to a deposit account of Legacy Spectaire and (b) $3.0 million (the “Arosa Escrow Funds”) was funded into an escrow account (the “Arosa Escrow Account”) pursuant to an escrow agreement, dated as of March 31, 2023, by and between Legacy Spectaire and Wilmington Savings Fund Society, FSB. Release of the Arosa Escrow Funds from the Arosa Escrow Account is subject to the satisfaction or waiver of customary conditions, including certification that all representations and warranties contained in the Loan Agreement and related documents are true and correct in all material respects.

In accordance with the terms of the Loan Agreement, on March 31, 2023, Legacy Spectaire issued to Arosa a warrant to purchase a number of shares of common stock of Legacy Spectaire representing 10.0% of the outstanding number of shares of common stock of Legacy Spectaire on a fully diluted basis as of March 31, 2023 at an exercise price of $0.01 per share, subject to adjustment as described in the Loan Agreement (the “Closing Date Warrant”). Pursuant to the Loan Agreement, on October 19, 2023, in connection with the closing of the Business Combination, the Company issued an additional warrant to Arosa to purchase 2,194,453 shares of Common Stock, subject to adjustment as described therein (the “Additional Warrant”). Upon the issuance of the Additional Warrant, Arosa and the Company agreed to terminate and cancel the Closing Date Warrant. The shares of Common Stock underlying the Additional Warrant represented approximately 10.3% of the outstanding number of shares of Common Stock outstanding as of immediately following the consummation of the Business Combination on a fully diluted basis.

The foregoing description of the Transactions and the PIPE Investment does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, each amendment thereto, the PIPE Subscription Agreement and the Additional Warrant, which are attached as Exhibits 2.1, 10.1 and 10.2 to this Current Report on Form 8-K (this “Report”), each of which is incorporated herein by reference.

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to Spectaire Holdings Inc. and its consolidated subsidiaries following the closing of the Business Combination (the “Closing”). Unless the context otherwise requires, references to “PCCT” refer to the Company prior to the Domestication. All references herein to the “Board” refer to the board of directors of the Company.

Terms used in this Report but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus in the section entitled “Basis of Presentation and Glossary” beginning on page iii thereof, and such definitions are incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

Registration Rights Agreement

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with the Sponsor, certain of PCCT’s directors and officers, certain stockholders of Legacy Spectaire and certain other parties. The material terms of the Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus beginning on page 230 titled “Other Agreements—Registration Rights Agreement.”

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Lock-Up Agreement

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, the Company entered into lock-up agreements (collectively, the “Lock-Up Agreements”) with (i) the Sponsor, (ii) certain of PCCT’s directors and officers and (iii) certain stockholders of Legacy Spectaire restricting the transfer of Common Stock, Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants from and after the Closing. The restrictions under the Lock-Up Agreements (1) with respect to the Common Stock, begin at the Closing, and end on (a) in the case of the Sponsor and certain of PCCT’s directors and officers, the date that is 365 days after the Closing, or upon the price of Common Stock reaching $12.00 for any 20 trading days within a 30-trading day period commencing at least 150 days after the Closing, and (b) in the case of the stockholders of Legacy Spectaire, the date that is 180 days after the Closing, and (2) with respect to the Private Placement Warrants and any shares of Common Stock underlying the Private Placement Warrants, the date that is 30 days after the Closing. See the section entitled “Other Agreements—Lock-Up Agreement” for more information. The material terms of the Lock-Up Agreements are described in the section of the Proxy Statement/Prospectus beginning on page 230 titled “Other Agreements—Lock-Up Agreement.”

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreements, which are filed as Exhibit 10.4 and 10.5 to this Report and are incorporated herein by reference.

Additional Warrant

On October 19, 2023, in connection with the consummation of the Business Combination and as contemplated by the Loan Agreement, the Company issued the Additional Warrant to Arosa. The information relating to the Additional Warrant set forth in the “Introductory Note—Domestication and Transactions” above is incorporated into this Item 1.01 by reference. The Additional Warrant is exercisable at any time and from time to time from the date of its issuance until October 19, 2028 at an exercise price of $0.01 per share.

The foregoing description of the Additional Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Additional Warrant, which is filed as Exhibit 10.2 to this Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in the “Introductory Note—Domestication and Transactions” above is incorporated into this Item 2.01 by reference.

Holders of 952,924 Class A Ordinary Shares sold in PCCT’s initial public offering properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from PCCT’s initial public offering, which was approximately $11.19 per share, or approximately $10.7 million in the aggregate.

As a result of the Business Combination, each share of Legacy Spectaire preferred stock and common stock was converted into the right to receive approximately 0.43 shares of Common Stock.

After giving effect to the Transactions, the redemption of Class A Ordinary Shares as described above, and the consummation of the PIPE Investment, there are currently 15,344,864 shares of Common Stock issued and outstanding.

The Common Stock and Warrants commenced trading on the Nasdaq Stock Market (“Nasdaq”) under the symbols “SPEC” and “SPECW,” respectively, on October 20, 2022, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination.

As noted above, at closing of the Business Combination, an aggregate of approximately $10.7 million was paid from the Company’s trust account to holders that properly exercised their right to have Class A Ordinary Shares redeemed, and the remaining balance immediately prior to the closing of the Business Combination of approximately $12.6 million was used to, among other things, pay transaction expenses in connection with the Business Combination.

Form 10 Information

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Business Combination, and as discussed below in Item 5.06 of this Report, the Company has ceased to be a shell company. Accordingly, the Company is providing below the information that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. In addition, any statements that refer to projections (including EBITDA and cash flow), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. When used in this proxy statement/prospectus, words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. When the Company discuss strategies or plans, including as they relate to the Business Combination, the Company is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

Forward-looking statements may include, but are not limited to:

●	the anticipated benefits of the Business Combination;

●	the financial and business performance of the Company;

●	the Company’s anticipated results from operations in future periods;

●	the products and services offered by the Company and the markets in which it operates;

●	the impact of health epidemics on the Company’s business and the actions the Company may take in response thereto;

●	the future price of metals;

●	the stability of the financial and capital markets;

●	other current estimates and assumptions regarding the Business Combination and its benefits; such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change;

●	the risk that the consummation of the Business Combination disrupts the Company’s current plans;

●	the Company’s ability to operate as a going concern;

●	the Company’s requirement of significant additional capital;

●	the Company’s limited operating history;

●	the Company’s history of losses;

●	the Company’s ability to attract qualified management;

●	the Company’s ability to adapt to rapid and significant technological change and respond to introductions of new products in order to remain competitive;

●	the Company receives a significant portion of its revenues from a small number of customers and the loss of, or nonperformance by, one or more significant customers could adversely affect the Company’s business;

●	the Company relies heavily on manufacturing operations, including contract manufacturing, to produce products, and the business could be adversely affected by disruptions of the manufacturing operation;

●	the Company’s future growth depends on a single product line and its associated services;

●	changes in governmental regulations may reduce demand for the Company’s products or increase the Company’s expenses;

●	changes in customers’ sustainability pledges may reduce demand for the Company’s products or increase the Company’s expenses;

●	evolution in carbon markets, including both commercial dynamics and governmental regulation, may have an adverse impact on the Company’s revenue model;

●	changes or disruptions in the securities markets;

●	legislative, political or economic developments;

●	the need to obtain permits and comply with laws and regulations and other regulatory requirements;

●	risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions;

●	the possibility of cost overruns or unanticipated expenses in development programs;

●	potential future litigation, including with respect to the Business Combination;

●	the Company’s lack of insurance covering all of the Company’s operations; and

●	other factors detailed in the section titled “Risk Factors.”

The forward-looking statements are based on the current expectations of the Company’s management and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed herein and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Business

The business of the Company is described in the Proxy Statement/Prospectus in the section entitled “Information About NewCo Following the Business Combination” beginning on page 149 thereof and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 36 thereof and are incorporated herein by reference. A summary of the risks associated with the Company’s business are also described beginning on page 21 of the Proxy Statement/Prospectus under the heading “Summary Risk Factors” and are incorporated herein by reference.

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2023 and 2022 of Legacy Spectaire are included in the Proxy Statement/Prospectus beginning on page F-70 of the Proxy Statement/Prospectus, which are incorporated herein by reference, have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of Legacy Spectaire’s financial position, results of operations and cash flows for the period indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Legacy Spectaire as of and for the years ended December 31, 2022 and 2021 and the related notes included in the Proxy Statement/Prospectus, the section entitled “Spectaire Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 163 of the Proxy Statement/Prospectus and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of Legacy Spectaire as of and for the six months ended June 30, 2023 and 2022 and as of and for the years ended December 31, 2022 and 2021 is included in the Proxy Statement/Prospectus in the section titled “Spectaire Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 163 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Properties

The properties of the Company are described in the Proxy Statement/Prospectus in the section entitled “Information About NewCo Following the Business Combination” beginning on page 149 thereof and that information is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock immediately following consummation of the Transactions by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our named executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise noted, the address of each beneficial owner is c/o Spectaire Holdings, Inc., 155 Arlington St., Watertown, MA 02472.

The beneficial ownership of our Common Stock is based on 15,344,864 shares of Common Stock issued and outstanding immediately following consummation of the Transactions, including the redemption of Class A Ordinary Shares as described above and the consummation of the PIPE Investment.

Beneficial Ownership Table

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Common Stock
5% Stockholders:
Perception Capital Partners II LLC(1)	5,075,000		33.1%

Directors and Named Executive Officers:
James Sheridan	–		–
Tao Tan	–		–
Brian Semkiw	775,337		5.1%
Brian Hemond	1,469,344		9.6%
Dr. Jörg Mosolf(2)	1,865,676		12.2%
Frank Baldesarra	–		–
Leonardo Fernandes	9,037	*
Chris Grossman	12,651	*
Rui Mendes	594,606		3.9%
Directors and executive officers as a group (9 individuals)	4,726,651		30.8%

*	Less than one percent.

(1)	Perception Capital Partners II LLC, the Sponsor, is the record holder of the shares of Common Stock reported herein. Sponsor is managed by Perception Capital Partners LLC, which is controlled by Northern Pacific Group, L.P. Scott Honour and Marcy Haymaker control Northern Pacific Group, L.P. As a result, Scott Honour and Marcy Haymaker may be deemed to beneficially own shares held by Sponsor by virtue of their indirect shared control over Sponsor.
(2)	1,812,062 of the shares of Common Stock beneficially owned by Dr. Jörg Mosolf are held indirectly through MLabCapital GmbH.

Management of the Company

Management and Board of Directors

The following sets forth certain information concerning the persons who are expected to serve as executive officers and members of the board of directors of the Company following the consummation of the Business Combination.

Name	Age	Title
Dr. Jörg Mosolf	66	Independent Director
Frank Baldesarra	68	Independent Director
James Sheridan	56	Independent Director
Tao Tan	38	Independent Director
Brian Semkiw	68	Chairman of the Board of Directors and Chief Executive Officer
Brian Hemond	41	Chief Scientific Officer and Director
Leonardo Fernandes	38	Chief Financial Officer
Chris Grossman	47	Chief Commercial Officer
Rui Mendes	67	Chief Information Officer

Dr. Jörg Mosolf has served as a member of the board of directors of the Company since the consummation of the Business Combination. Dr. Mosolf has served as Chairman of the Board of Directors and Chief Executive Officer of Mosolf SE & Co. KG since 2002. Dr. Mosolf holds an MBA from the University of St. Gallen and a Doctorate degree from the University of Prague. Dr. Mosolf is also the President and a member of the executive board of the German Transport Forum. We believe that Dr. Mosolf is qualified to serve on the board of directors of the Company due to, among other things, his extensive leadership and director experience.

Frank Baldesarra has served as a member of the board of directors of the Company since the consummation of the Business Combination. Mr. Baldesarra has served as the Chief Executive Officer at ENGINEERING.com Incorporated, which he co-founded, since 2001. Prior to co-founding ENGINEERING.com Incorporated, Mr. Baldesarra served in multiple roles at other organizations, including Executive Chairman of Cadsoft Corporation, President and Chief Operating Officer at Rand Worldwide, Inc., which he co-founded with Mr. Semkiw, and President at Rand Investments, which he co-founded. Mr. Baldesarra has served as a member of the board of directors of ENGINEERING.com Incorporated since 2001 and Eberspaecher Venture Inc. since May 2010. Mr. Baldesarra holds a B.A.Sc. in civil engineering from the University of Toronto. We believe that Mr. Baldesarra is qualified to serve on the board of directors of the Company due to, among other things, his extensive leadership, engineering and technology industry experience.

James Sheridan has served as a member of the board of directors of the Company since the consummation of the Business Combination. Prior to the Business Combination, Mr. Sheridan served as PCCT’s Co-President. Mr. Sheridan is currently the Chief Executive Officer of Perception Capital. He has experience as both an operating executive (Chief Procurement Officer) and as a leader of the Purchasing Practice at McKinsey & Co. Mr. Sheridan also has over 25 years of corporate and private equity leadership experience delivering bottom line impact and organizational capability improvement. Mr. Sheridan has served on the board of directors of Innoviz (Nasdaq: INVZ) since April 2021. Prior to joining Perception in 2020, Mr. Sheridan served as an Operating Partner for Sustainable Opportunities Acquisition Corp. (NYSE:SOAC), the first ESG focused SPAC, led by Scott Honour (Chairman). Before joining SOAC, he served as a Senior Vice President of Purchasing and Logistics at Forterra Building Products from 2017-2019. Prior to Forterra, Mr. Sheridan spent 12 years (2005-2017) at McKinsey & Co. as a Senior Expert in Purchasing & Supply Chain. During his tenure at McKinsey & Co., he led operational transformations across industries from petrochemicals and metals to aerospace. From 2003 through 2005, Mr. Sheridan was Champion Enterprises’ Chief Procurement Officer. Mr. Sheridan started his professional career at Ford Motor Company in Corporate Purchasing, where he spent over 8 years in a number of positions, including serving as the Strategy Manager for Manufacturing Procurement Operations (Powertrain and Raw Materials). Mr. Sheridan earned a B.A. from the College of the Holy Cross and M.B.A from Carnegie Mellon. We believe that Mr. Sheridan is qualified to serve on the board of directors of NewCo due to, among other things, his experience in purchasing and supply chain management across a number of industries and his investment experience.

Tao Tan has served as a member of the board of directors of the Company since the consummation of the Business Combination. Prior to the Business Combination, Mr. Tan served as PCCT’s Co-President. Mr. Tan has nearly 15 years of experience across finance, strategy and business transformation. Prior to joining Perception, Mr. Tan was an officer and a senior advisor to multiple investing and operating entities. Until 2020, Mr. Tan was an Associate Partner at McKinsey & Company’s New York office. At McKinsey, Mr. Tan led teams across the firm’s transformation and private equity & principal investor practices, where he drove comprehensive performance transformation and turnaround programs for companies with revenues ranging from $200 million to $25 billion across multiple industries and continents. Most recently, Mr. Tan helped found, launch and lead McKinsey’s SPAC service line, and served in a leadership role in McKinsey’s COVID-19 client response team. Prior to McKinsey, Mr. Tan was a Senior Associate at Rose Tech Ventures, where he led the firm’s first-round investment in JUMP Bikes, which was subsequently sold to Uber in 2018. Prior to Rose Tech Ventures, Mr. Tan served in investment banking and capital markets roles at Bank of America Merrill Lynch and Lehman Brothers. Mr. Tan is a member of the Council on Foreign Relations and of the Economic Club of New York. Mr. Tan received his B.A. and his M.B.A, both with honors, from Columbia University in the City of New York, where he was an Erwin Wolfson Scholar and a Toigo Foundation Fellow. We believe that Mr. Tan is qualified to serve on the board of directors of NewCo and as audit committee chair due to, among other things, his financial expertise and his leadership and investing experience.

Brian Semkiw has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since the consummation of the Business Combination. Mr. Semkiw has served as Chairman of the board of directors and Chief Executive Officer of Spectaire since its formation in September 2022 and as the Chief Executive Officer of 3rdGP Financial LLC, which he founded with Mr. Mendes, since July 2018. Prior to founding 3rdGP Financial LLC, Mr. Semkiw served as Chief Executive Officer of Carta Solutions Holding Corp., which he co-founded, from 2007 through July 2018. Mr. Semkiw also previously served as Chief Executive Officer of Rand Worldwide, Inc., which he co-founded with Mr. Baldesarra. Mr. Semkiw earned a B.A.Sc. in engineering from the University of Toronto. We believe that Mr. Semkiw is qualified to serve on the board of directors of the Company due to, among other things, his deep knowledge of Spectaire and his extensive leadership, engineering and financial experience.

Dr. Brian Hemond has served as a member of the board of directors and Chief Scientific Officer of the Company the consummation of the Business Combination. Dr. Hemond has served as Chief Scientific Officer of Spectaire since its formation in September 2022. Prior to joining Spectaire, Dr. Hemond served as Chief Executive Officer of microMS, which he co-founded, from 2011 until the consummation of Spectaire’s acquisition of microMS in December 2022. Dr. Hemond also served in multiple roles, including Chief Executive Officer and Chief Operating Officer, of Indigo Technologies, Inc., an original equipment manufacturer focused on the electric vehicle industry, from 2011 to 2020. Dr. Hemond holds a B.S. in electrical engineering, a Masters of Engineering in electrical engineering and a Ph.D. in mechanical engineering from the Massachusetts Institute of Technology. We believe that Dr. Hemond is qualified to serve on the board of directors of the Company due to, among other things, his invention of the core technology underlying Spectaire’s business, deep knowledge of Spectaire and his extensive engineering, financial and leadership experience.

Leonardo Fernandes has served as Chief Financial Officer of the Company since the consummation of the Business Combination. Mr. Fernandes has served as Chief Financial Officer of Spectaire since January 2023. Prior to joining Spectaire, Mr. Fernandes served as Chief Operating Officer of Lorem LLC, which he co-founded, from March 2021 through January 2023. From September 2020 to March 2021, Mr. Fernandes served as Chief Operating Officer of Pronto Housing, Inc., which he co-founded. Mr. Fernandes served as Chief of Staff at Megalith Capital Management LLC from January 2018 through August 2019. Prior to joining Megalith Capital Management LLC, Mr. Fernandes served as Partner – Head of Cross-Border Investments at RBR Asset Management from 2016 through January 2018. Prior to 2016, Mr. Fernandes served as an associate at Equity International LLC and worked at BR Properties S.A., one of Brazil’s largest commercial real estate investment companies, as a financial analyst and an investor relations manager. Mr. Fernandes has a B.A. in economics and a B.A. in business administration and management from Michigan State University and an MBA from Northwestern University – Kellogg School of Management.

Chris Grossman has served as Chief Commercial Officer of the Company since the consummation of the Business Combination. Mr. Grossman has served as Chief Commercial Officer of Spectaire since its formation in September 2022. Prior to joining Spectaire, Mr. Grossman served as President of Quantum Fleet Technology America’s Ltd. From November 2018 through August 2022. From 2013 through October 2018, Mr. Grossman served as Chief Executive Officer of Zovy LLC. Prior to joining Zovy, Mr. Grossman served in multiple roles, including Vice President of Engineering, at Rand Worldwide, Inc. Mr. Grossman holds a Bachelor of Science in mechanical engineering from Rensselaer Polytechnic Institute.

Rui Mendes has served as Chief Information Officer of the Company since the consummation of the Business Combination. Mr. Mendes has served as Chief Information Officer of Spectaire since July 2022, as Chief Technology Officer of 3rdGP Financial LLC, which he co-founded with Mr. Semkiw, since July 2018 and as Chief Executive Officer of LVI Holdings LTD since 2008. Mr. Mendes previously served as Chief Technology Officer of Carta Solutions Holding Corp from 2006 through June 2018. Mr. Mendes also previously served as Chief Executive Officer of NOVAData Information Systems Inc. and as Chief Technology Officer of Geodata. Mr. Mendes earned a BSC Computer Science in information systems and operations research from the University of South Africa.

Corporate Governance

Composition of the NewCo Board of Directors After the Business Combination

The Company’s business and affairs are organized under the direction of its board of directors. Brian Semkiw serves as Chairman of the board of directors of the Company. The primary responsibilities of the board of directors of the Company are to provide oversight, strategic guidance, counseling, and direction to the Company’s management. The board of directors of the Company will meet on a regular basis and additionally as required. In accordance with the terms of the Company’s bylaws, the board of directors of the Company may establish the authorized number of directors from time to time by resolution. The board of directors of the Company consists of six members. In accordance with the Company’s certificate of incorporation, the board of directors of the Company is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The Company’s directors are divided among the three classes as follows:

●	the Class I directors are James Sheridan, Tao Tan and Brian Hemond and their terms will expire at the annual meeting of stockholders to be held in 2023.

●	the Class II director is Brian Semkiw and his term will expire at the annual meeting of stockholders to be held in 2024; and

●	the Class III directors are Jörg Mosolf and Frank Baldesarra and their terms will expire at the annual meeting of stockholders to be held in 2025.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors of the Company into three classes with staggered three-year terms may delay or prevent a change of the Company’s management or a change in control.

Director Independence

As a result of the Common Stock being listed on Nasdaq following the consummation of the Business Combination, the Company is required to comply with the applicable rules of such exchange in determining whether a director is independent. The board of directors of the Company undertook a review of the independence of the individuals named above and has determined that each of Dr. Jörg Mosolf, Frank Baldesarra, James Sheridan and Tao Tan qualifies as “independent” as defined under the applicable Nasdaq rules. Mr. Sheridan will serve as lead independent director of the Company.

Board Committees

The board of directors of the Company has an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors of the Company are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors of the Company. The board of directors of the Company may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Company’s audit committee consists of James Sheridan, Tao Tan and Frank Baldesarra, with Mr. Tan serving as chairperson. The board of directors of the Company has determined that each of Mr. Sheridan, Mr. Tan and Mr. Baldesarra satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that Mr. Baldesarra is an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee of the board of directors of the Company is able to read and understand fundamental financial statements in accordance with applicable requirements. To make these determinations, the board of directors of the Company examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors of the Company with respect to the Company’s corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the Company’s independent registered public accounting firm. Specific responsibilities of the audit committee of the board of directors of the Company include:

●	helping the board of directors of the Company oversee corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, the Company’s interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing related person transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the Company’s internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and

●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

The Company’s compensation committee consists of Frank Baldesarra and James Sheridan, with Mr. Baldesarra serving as chairperson. The board of directors of the Company has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors of the Company in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors, and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

●	reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

●	reviewing and recommending to the board of directors of the Company the compensation of directors;

●	administering the incentive award plans and other benefit programs;

●	reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of Dr. Jörg Mosolf and James Sheridan, with Dr. Mosolf serving as chairperson. The board of directors of the Company has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards. Specific responsibilities of the nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the board of directors of the Company;

●	considering and making recommendations to the board of directors of the Company regarding the composition and chairmanship of the committees of the board of directors of the Company;

●	developing and making recommendations to the board of directors of the Company regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

●	overseeing periodic evaluations of the performance of the board of directors of the Company, including its individual directors and committees.

Risk Oversight

One of the key functions of the board of directors of the Company is informed oversight of the Company’s risk management process. The board of directors of the Company does not anticipate having a standing risk management committee, but rather administers this oversight function directly through the board of directors of the Company as a whole, as well as through various standing committees of the board of directors of the Company that address risks inherent in their respective areas of oversight. In particular, the board of directors of the Company is responsible for monitoring and assessing strategic risk exposure, and the Company’s audit committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The Company’s compensation committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Compensation Committee Interlocks and Insider Participation

Prior to the Business Combination, Mr. Sheridan served as PCCT’s Co-President. Other than Mr. Sheridan, none of the members of the Company’s compensation committee have ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or have served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the board of directors of the Company or the Company’s compensation committee.

Code of Business Conduct and Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer and controller and persons performing similar functions. The code of ethics is available on the Company’s website, www.spectaire.com. In addition, the Company intends to post on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code of ethics. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website, and you should not consider it to be a part of this Report.

Compensation of Directors and Officers

The board of directors of the Company expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors.

Executive Compensation

The executive compensation of the Company’s named executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Executive and Director Compensation” beginning on page 185 thereof and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 266 thereof and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About NewCo Following the Business Combination” beginning on page 149 thereof, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Price and Dividend Information

The market price of and dividends on PCCT’s common equity, warrants and units and related stockholder matters is described in the Proxy Statement/Prospectus in the Section entitled “Market Price and Dividend Information” beginning on page 32 thereof and that information is incorporated herein by reference.

The Common Stock and Warrants commenced trading on Nasdaq under the symbols “SPEC” and “SPECW,” respectively, on October 20, 2023, subject to ongoing review of the Company’s satisfaction of all listing criteria following the Business Combination, in lieu of the Class A Ordinary Shares and Cayman Warrants. PCCT’s units ceased trading separately on Nasdaq on October 20, 2023.

Holders of Record

As of the Closing and following the completion of the Transactions, including the redemption of Class A Ordinary Shares as described above and the consummation of the PIPE Investment, the Company had 15,344,864 shares of Common Stock outstanding held of record by approximately 33 holders, no shares of preferred stock outstanding, and Warrants to purchase 21,549,986 shares of Common Stock outstanding held of record by two holders. Such amounts do not include DTC participants or beneficial owners holding shares through nominee names.

Securities Authorized for Issuance Under Equity Compensation Plans

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 – The Equity Incentive Plan Proposal” beginning on page 120 thereof, which is incorporated herein by reference. As described below, the Spectaire Holdings Inc. 2023 Incentive Award Plan (the “2023 Plan”) and the material terms thereunder, including the authorization of the initial share reserve thereunder, were approved by PCCT’s shareholders at the extraordinary general meeting of PCCT relating to the Transactions.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report relating to the issuance of shares of Common Stock pursuant to the PIPE Investment and the issuance of the Additional Warrant, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The Company’s securities are described in the Proxy Statement/Prospectus in the section entitled “Description of Securities of NewCo” beginning on page 251 thereof and that information is incorporated herein by reference. As previously announced, the Company’s certificate of incorporation was approved by PCCT’s shareholders at the Extraordinary General Meeting and became effective as of the Domestication.

Indemnification of Directors and Officers

The indemnification of our directors and officers is described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 266 thereof and that information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Report relating to the change in the Company’s certifying accountant, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity

The information set forth in the “Introductory Note—Domestication and Transactions” above is incorporated into this Item 3.02 by reference.

Item 4.01. Changes in Registrant’s Certified Accountant

On October 19, 2023, the audit committee of the board of directors of the Company approved the engagement of UHY LLP (“UHY”) as the Company’s independent registered public accounting firm effective immediately following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023 (the “Effective Time”), to audit the Company’s consolidated financial statements for the year ended December 31, 2023. UHY served as the independent registered public accounting firm of Legacy Spectaire prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by UHY as the Company’s independent registered public accounting firm effective immediately following the Effective Time.

Marcum’s report on the Company’s financial statements as of December 31, 2022 and 2021 and for the year ended December 31, 2022, and for the period from January 21, 2021 (inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in such report regarding substantial doubt about PCCT’s ability to continue as a going concern.

During the period from January 21, 2021 (inception) through December 31, 2021, the year ended December 31, 2022 and the subsequent period through October 20, 2023, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from January 21, 2021 (inception) to December 31, 2021, the year ended December 31, 2022 and the interim period through October 20, 2023, the Company did not consult UHY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by UHY that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided Marcum with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to this Report.

Item 5.01. Changes in Control of the Registrant.

The information set forth under the Introductory Note and Item 2.01 of this Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in the sections titled “Directors and Officers,” “Executive Compensation,” “Certain Relationships and Related Transactions” and “Indemnification of Directors and Officers” in Item 2.01 to this Report is incorporated herein by reference.

As previously disclosed, at the Extraordinary General Meeting, the shareholders of PCCT considered and approved the 2023 Plan, which became effective immediately upon the closing of the Business Combination. A description of the 2023 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 6 – The Equity Incentive Plan Proposal” beginning on page 120 thereof, which is incorporated herein by reference.

The foregoing description of the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2023 Plan, which is filed as Exhibit 10.5 to this Report and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the closing Business Combination, on October 19, 2023, the board of directors of the Company approved and adopted a new Code of Ethics and Conduct applicable to all employees, officers and directors of the Company. A copy of the Code of Ethics and Conduct can be found on the Company’s website, www.spectaire.com. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website, and you should not consider it to be a part of this Report.

The foregoing description of the Code of Ethics and Conduct Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics and Conduct Policy, which is filed as Exhibit 14.1 to this Report and is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 1 – The Business Combination Proposal” beginning on page 105 thereof, which is incorporated herein by reference.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable Canadian securities laws. Forward-looking statements may include, but are not limited to, the anticipated benefits of the Business Combination, the financial and business performance of the Company, the Company’s anticipated results from operations in future periods and the products and services offered by the Company and the markets in which it operates. In addition, any statements that refer to projections (including EBITDA and cash flow), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations, and assumptions relating to: the future price of metals; the stability of the financial and capital markets. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change. Forward-looking statements involve a number of risks, uncertainties or other factors that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made by the Company with the SEC and the following: the outcome of any legal proceedings that may be instituted against the Company following announcement of the Business Combination; the Company’s ability to operate as a going concern; the Company’s requirement of significant additional capital; the Company’s limited operating history; the Company’s history of losses; the Company’s ability to attract qualified management; the Company’s ability to adapt to rapid and significant technological change and respond to introductions of new products in order to remain competitive; the Company receives a significant portion of its revenues from a small number of customers and the loss of, or nonperformance by, one or more significant customers could adversely affect the Company’s business; the Company relies heavily on manufacturing operations to produce the products and the business could be adversely affected by disruptions of the manufacturing operation; the Company’s future growth depends on a single product; changes in governmental regulations may reduce demand for the Company’s products or increase the Company’s expenses; the effects of global health crises on the Company’s business plans, financial condition and liquidity; changes or disruptions in the securities markets; legislative, political or economic developments; the need to obtain permits and comply with laws and regulations and other regulatory requirements; risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; potential future litigation; and the Company’s lack of insurance covering all of the Company’s operations.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed herein and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.

Item 9.01. Financial Statement and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited consolidated financial statements of Legacy Spectaire as of and for the years ended December 31, 2022 and 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-51 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Legacy Spectaire as of and for the six months ended June 30, 2023 and 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-72 of the Proxy Statement/Prospectus, and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2023 and for the year ended December 31, 2022 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(c)	Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of October 27, 2021, by and among the Company and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2021).

1.2	Second Underwriting Agreement Amendment, dated October 16, 2023, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

1.3	Third Underwriting Agreement Amendment, dated October 18, 2023, by and between the Company and Jefferies LLC (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

2.1*	Agreement and Plan of Merger, dated as of January 16, 2023, by and among PCCT, Merger Sub and Spectaire Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).

3.1	Certificate of Incorporation of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

3.2	Bylaws of Spectaire Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

4.1	Specimen Common Stock Certificate. (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).

4.2	Warrant Agreement, dated October 27, 2021, between PCCT and Continental Stock Transfer & Trust Company, as warrant agent.(incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on September 27, 2023).

10.1	PIPE Subscription Agreement, dated October 11, 2023, by and between PCCT and the PIPE Investor. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2023).

10.2	Warrant to Purchase Common Stock, dated as of October 19, 2023, issued by the Company to Arosa.

10.3	Amended and Restated Registration Rights Agreement, dated as of October 19, 2023, by and among the Company, the Sponsor, certain affiliates of the Sponsor and certain equityholders of Legacy Spectaire named therein.

10.4	Lock-Up Agreement, dated as of October 19, 2023, by and among the Company, the Sponsor and the other parties thereto.

10.5	Lock-Up Agreement, dated as of October 19, 2023, by and among the Company and certain equityholders of Legacy Spectaire named therein.

10.6	Forward Purchase Agreement Amendment, dated October 18, 2023, by and between Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP and Meteora Strategic Capital, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.7	Forward Purchase Agreement, dated October 16, 2023, by and between the Company and Polar (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.8	Amended and Restated Working Capital Note, dated October 17, 2023, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.9	Second Amended and Restated Extension Note, dated October 17, 2023, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 19, 2023).

10.10	Subscription Agreement, dated October 4, 2023, by and between the Company and Polar (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023).

10.11	Sponsor Letter Agreement, dated October 4, 2023, between the Company and the Sponsor (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 10, 2023).

10.12	Form of Spectaire Holdings Inc. 2023 Incentive Award Plan (included as Annex H to the proxy statement/prospectus).

10.13	Form of Indemnification Agreement.

14.1	Code of Business Conduct and Ethics of the Company.

16.1	Letter from Marcum LLP to the Securities and Exchange Commission.

21.1	Subsidiaries of the Company.

99.1	Unaudited pro forma condensed combined financial information of the Company for the six months ended June 30, 2023 and the year ended December 31, 2022.

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.
Date: October 27, 2023
	By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer